UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 9, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 10, 2012 the Company issued the following news release:

For Immediate release:  Jan. 10, 2012
Contacts:  Steve Costello, CVPS – (802) 747-5427                                                                                         Dotty Schnure, GMP – (802) 655-8418

CVPS, GMP sue Entergy-Vermont Yankee over cooling tower failures
Seeking to recover costs resulting from Vermont Yankee cooling tower failures in 2007 and 2008, the state’s two largest distribution utilities have filed a lawsuit against Entergy-Vermont Yankee (Entergy) in Vermont Superior Court in Windham County.

“This case arises out of Entergy’s breach of its contractual obligation to use ‘Good Utility Practice’ in its management and operation of the Vermont Yankee Nuclear Station,” Central Vermont Public Service and Green Mountain Power said in a joint statement today.  “Entergy’s failure to implement and exercise sound practices with respect to the maintenance, repair and improvements of the facility’s cooling towers caused tower failures in August 2007 and July 2008.  The failures resulted in significantly reduced power output, which in turn deprived us of power due to us and our customers at specified, below-market prices.”

In the first instance, a tower failure on Aug. 21, 2007 caused the plant to reduce output by 65 percent for 11 days.  A subsequent Nuclear Regulatory Commission investigation blamed the failure on over-tightened bolts and salt and fungal degradation that went undetected by Entergy.  The NRC found the failure to find the problem was the result of Entergy’s reliance on “remote” inspections, rather than direct, hands-on inspections.

“In failing to carry out hands-on inspections, Entergy failed to take into account considerable and relevant industry operating experience that had previously identified the importance of that kind of direct examination,” CVPS and GMP said.  “That led directly to the first tower failure.”

In the second tower failure in July 2008, the plant reduced output for 12 days. This failure was caused by failed pipe supports within the tower.  In both cases, CVPS and GMP contend that Entergy’s failure to use “Good Utility Practice” led directly to the failures.

“The failures and omissions of Entergy in managing and operating Vermont Yankee led directly to both tower failures,” the companies said.  “This was a clear breach of Entergy’s obligations under its power purchase agreement with CVPS and GMP.”

The companies are seeking compensatory damages of $6.6 million to cover increased power costs and lost capacity payments resulting from the tower failures, plus interest and all legal costs.

“We filed this action only after lengthy efforts to reach a settlement with Entergy,” the companies said.  “Due to the statute of limitations and Entergy’s failure to accept responsibility for its failures and contract breaches, we reluctantly must take this action now.”

The companies have requested a trial by jury.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
January 11, 2012